Exhibit 99.1

                                                          Altra
                                                          Industrial Motion
FOR IMMEDIATE RELEASE

For additional information:
Altra Industrial Motion, Inc.
David Wall, Chief Financial Officer
617.689.6380
david.wall@altramotion.com


           ALTRA INDUSTRIAL MOTION ANNOUNCES LAUNCH OF EXCHANGE OFFER

QUINCY, Mass. - January 26, 2006 - Altra Industrial Motion, Inc., a leading designer, manufacturer and marketer of mechanical power transmission products, announced today that it has commenced its offer to exchange its outstanding 9% Senior Secured Notes for 9% Senior Secured Notes registered under the Securities Act.

Altra also announced that unaudited preliminary 2005 financial results are expected to exceed its operating plan. For the year ended December 31, 2005, it is estimated that net sales exceeded $363 million and income from operations, and depreciation and amortization were approximately $25 million and $11 million, respectively. For the fourth quarter of 2005, it is estimated that net sales exceeded $90 million and income from operations, and depreciation and amortization were approximately $8 million and $2.5 million, respectively.

"The launch of the exchange offer, coupled with the company's strong operating performance in 2005 are significant accomplishments for Altra Industrial Motion's first year" stated Michael L. Hurt, CEO. "We are now in a position to focus our attention on our 2006 performance and consummating the acquisition of Hay Hall which we announced on November 9, 2005".

ABOUT ALTRA INDUSTRIAL MOTION. INC.

Altra Industrial Motion, Inc. (www.altramotion.com), a portfolio company of Genstar Capital Partners III LP (www.gencap.com), is an established designer, manufacturer and marketer of industrial power transmission products sold globally to manufacturers and users of industrial equipment. Headquartered in Quincy, Massachusetts, Altra Industrial Motion operates production facilities in the United States, United Kingdom, Germany, France and China under well-established brands such as Boston Gear, Warner Electric, Formsprag, Stieber, Wichita Clutch, Industrial Clutch, Ameridrives Couplings, Marland Clutch, Kilian Bearing and Nuttall Gear.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, the company's expected net sales, income from operations and other financial results for 2005 and fourth quarter of 2005. Forward-looking

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                                                          Altra
                                                          Industrial Motion


statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for the company's future business and financial performance. Forward-looking statements are based on management's current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results my differ materially due to global political, economic, business, competitive, market, regulatory and other factors. Moreover, the forward-looking statements regarding the company's financial results are based on preliminary financial information which has not been audited by the company's independent auditors and which may be subject to adjustment as result of the company's financial reporting process, the company's year-end audit or otherwise. The company expects it will issue its definitive results for 2005 in accordance with the requirements of its indenture and applicable law.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

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